UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 11, 2011, Oxygen Biotherapeutics, Inc. (the “Company”) entered into Amendment No. 3 to the  Securities Purchase Agreement, dated June 8, 2009 (the “SPA”), between the Company and JP SPC 1 Vatea, Segregated Portfolio (“Vatea Fund”).  Amendment No. 3 deemed all milestones under the SPA achieved in exchange for a reduction in the purchase price for shares of the Company’s common stock under the SPA to $2.85 per share.  The foregoing description of Amendment No. 3 to the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

On November 15, 2011, the Company and Bioserv Corporation, dba NextPharma Technologies USA, Inc (“NextPharma”) entered into a Task Order pursuant to which NextPharma will manufacture and supply the Company’s Oxycyte drug product.  NextPharma is an ISO Certified and FDA registered cGMP manufacturing facility.  Under the agreement, NextPharma will provide Oxycyte for the Company’s preclinical and clinical work, including its Phase IIB clinical study for Traumatic Brain Injury.  The agreement provides for total payments by the Company of approximately $370,000, subject to modification dependent on the quantity of  Oxycyte required to meet the Company’s needs.  The foregoing description of the Task Order does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.2 hereto and is incorporated by reference herein

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On August 30, 2011, the Company and Hospira Worldwide, Inc. (“Hospira”) entered into a Termination Agreement pursuant to which they mutually agreed to terminate the Development and Supply Agreement, dated March 27, 2009, between the Company and Hospira related to the development, manufacture, supply and distribution of the Company’s Oxycyte drug product.  No early termination penalties or other payments were incurred by either party in connection with the termination.  The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On November 14, 2011, following entry into Amendment No. 3 to the SPA, the final closing (the “Final Closing”) under the SPA occurred pursuant to which the Company delivered 2,807,018 shares of its common stock to the holders of the SPA against payment to the Company of an aggregate of $8,000,000.  In connection with the Final Closing, the Company paid fees to Melixia SA for services provided as facilitating agent, which consisted of 561,404 shares of the Company’s common stock.  All issuances were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. Pursuant to the terms of the Note Purchase Agreement with Vatea Fund, dated October 12, 2010 and amended on December 29, 2010, the Company used the proceeds from the Final Closing to prepay the outstanding balance under the notes and final payment premium thereunder.  Following the Final Closing, no securities remain available for purchase under the SPA and no outstanding balance remains under the Note Purchase Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 3 to Securities Purchase Agreement between the Company and Vatea Fund, dated November 14, 2011
10.2	Task Order between the Company and NextPharma, dated November 15, 2011
10.3	Termination Agreement between the Company and Hospira, dated August 30, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2011	Oxygen Biotherapeutics, Inc.

By:	/s/ Michael B. Jebsen
Michael B. Jebsen
Chief Financial Officer and Interim Chief Executive Officer

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